SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  June 20, 2002 (June 12, 2002)





                                 CTS CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)







         Indiana                      1-4639                   35-0225010
         -------                      ------                   ----------
(State or Other Jurisdiction   (Commission File Numbers)   (I.R.S. Employer
     of Incorporation)                                     Identification Nos.)



905 West Boulevard North
Elkhart, Indiana                                               46514
(Address of Principal Executive Offices)                     (Zip Code)



Registrants' Telephone Number, Including Area Code:  (574) 293-7511




--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.


                           On June 12, 2002, CTS Corporation issued a press
                  release announcing expected financial results for the second quarter of 2002 as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference.



Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.



                  (a)      Financial Statements of Business Acquired.
                           Not applicable.



                  (b)      Pro Forma Financial Information.
                           Not applicable.



                  (c)      Exhibits.



                  The following exhibits are filed with this report:



                  Exhibit No.               Exhibit Description
                  -----------               -------------------

                       99.1                 Press Release dated June 12, 2002

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CTS CORPORATION



                                /s/ Richard G. Cutter
                                ---------------------------------------------
                       By:      Richard G. Cutter
                                Vice President, Secretary and General Counsel


Date:  June 20, 2002

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                Exhibit Description

     99.1                  Press Release dated June 12, 2002

                                                                  Exhibit 99.1
                                                                   newsrelease
                    CTS CORPORATION  Elkhart,Indiana 46514      (574) 293-7511

                                                                 June 12, 2002



FOR RELEASE:  Immediately


           CTS SEES SALES UP FROM FIRST QUARTER BUT LESS THAN EXPECTED
           -----------------------------------------------------------



Elkhart, IN...CTS Corporation today announced that it expects second quarter sales to be up modestly from the first quarter, the first sequential quarterly increase in six quarters. A loss in the range of $.08 to $.11 per share for the second quarter is also expected.

"While we are happy to see revenue growth returning after five down quarters, sales are lower than we had expected due to lingering softness in the communications and computing markets we serve. Communications infrastructure markets have actually continued to weaken. Continued weak end-customer demand for handsets and financial difficulties within the mobile communications sector are all contributing to a very soft market," commented Don Schwanz, CTS Chairman and Chief Executive Officer. "As a result of the softer sales, earnings will not show the volume-driven improvement that we had been looking for in the second quarter," added Schwanz.

Commenting on the outlook for the year Schwanz said, "The continued softness in the communications and computer markets makes it unlikely that we will achieve the sales growth target of 3% to 8% that we had indicated for the year, though we are expecting sales growth going forward. Our cost reduction initiatives remain on track and are expected to yield continuing earnings improvements. At this point I still expect the Company to return to net profitability before the end of the year."

"On the positive side, our automotive and EMS businesses are doing very well and we are seeing a very positive customer response to a number of new products with significant future growth potential," Schwanz added.

                                     # # # #

Statements about the Company's earnings outlook and its plans, estimates and beliefs concerning the future are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations. Actual results may differ materially from those stated in the forward-looking statements due to a variety of factors which could affect the Company's operating results, liquidity and financial condition. We undertake no obligations to publicly update or revise any forward-looking statements. Factors that could impact future results include among others: the general market conditions in the communications, computer and automotive markets, and in the overall economy; whether the Company is able to implement measures to improve its financial condition and flexibility; the Company's successful execution of its restructuring, consolidation and cost-reduction plans; pricing pressures and demand for the Company's products, especially if economic conditions worsen or do not recover in the key markets for the Company's products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political risks. Investors are encouraged to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business.

                                     # # # #

CTS Corporation is a leading designer and manufacturer of electronic components and assemblies for the communications, computer and automotive markets. The Company manufactures products in North America, Europe and Asia. Worldwide sales coverage is accomplished through a network of direct sales personnel, independent manufacturers' representatives and electronic distributors. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the Company's website at www.ctscorp.com.

Contact: Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or George T. Newhart, Vice President Investor Relations
           CTS Corporation
           905 West Boulevard North
           Elkhart, In 46514
           Telephone (574) 293-7511  FAX (574) 293-6146
           www.ctscorp.com